UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 21, 2008 (November 17, 2008)

NETWORK ENGINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30863	04-3064173
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation		Identification No.)

25 Dan Road, Canton, MA		02021
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (781) 332-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Effective November 17, 2008, Network Engines, Inc. (the “Company”) entered into the Second Loan Modification Agreement (the “Modification Agreement”) with Silicon Valley Bank (“SVB”).  The Modification Agreement modifies the Loan and Security Agreement entered into between the Company and SVB dated October 11, 2007, as amended by the First Loan Modification Agreement dated August 1, 2008.

The Modification Agreement amends the Loan and Security Agreement by changing the definition of “EBITDA” to (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense, plus (e) to the extent deducted in the calculation of Net Income, non-cash stock compensation and other one-time non-cash expenses approved by SVB in writing on a case-by-case basis.

The foregoing description is subject to, and qualified in its entirety by, the Modification Agreement filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

10.1	Second Loan Modification, dated as of November 17, 2008, by and among Network Engines, Inc., Alliance Systems Inc., and Silicon Valley Bank

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETWORK ENGINES, INC.

Date: November 21, 2008	By:	/s/ Douglas G. Bryant
Douglas G. Bryant
Chief Financial Officer, Treasurer and Secretary